Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-81085) of Aqua America Inc. of our report dated June 6, 2003 relating to the financial statements of the Aqua America, Inc. Employees 401(k) Savings Plan and Trust, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
June 23, 2004